Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of Eloxx Pharmaceuticals, Inc. and to the incorporation by reference therein of our report dated March 16, 2018, with respect to the consolidated financial statements of Eloxx Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer

Tel-Aviv	Kost Forer Gabbay & Kasierer
November 16, 2018	A Member of Ernst & Young Global